UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

(December 7, 2009)
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
{Commission File Number}

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01  Entry into a Material Definitive Agreement

On January 27, 2010 Vemics, Inc., a Nevada corporation (the “Company”), issued a series of Convertible Promissory Notes (the “Convertible  Notes”) to an independent private accredited investor (the “Investor”) for an aggregate gross investment of $600,000 representing 12 units of a bridge funding with each unit representing $50,000. Under the bridge funding, the Company may issue  a maximum of 30 units (the “Units”) on or before February 15, 2010; however, the Company may extend the expiration of the offering at its sole discretion.

The Convertible Notes bear interest at the rate of 10% per annum and provide for the repayment, in either cash or stock at the discretion of the investor, of principle and unpaid interest thereon to the Investors within 120 days of receipt of funds.  In addition  the Convertible Notes provide for, the immediate payment of 500,000 shares of common stock in the Company per unit and 1 warrant to purchase up to 1 million additional shares in the Company.  The Investors may at any time prior to the payment of the Convertible Notes convert all or any portion of the Convertible Notes into shares of common stock in the Company at a conversion rate of $0.05 per share.

In connection with the borrowing, the Company is obligated to issue warrants (the “Warrants”) to the Investors to purchase per Unit up to an aggregate of 1 million shares of the Company's common stock.  The exercise price of each Warrant escalates during the 5 year period beginning with $0.05 in year one and increasing to $0.15 in year 2, $0.30 in year three, $0.50 in year four and $1.00 in year five.

The Company has the option of extending the maturity date of each Convertible Note for up to two additional 120 day periods.  If the Company elects to extend the maturity date of any Convertible Note it will issue to the Investor upon each extension of the note an additional 250,000 shares per Unit held.

The Company issued and sold the Convertible Note and Warrants in a private placement transaction made in reliance upon the exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D thereunder.  The Company believes that the Investors are “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act.

The foregoing descriptions of the Convertible Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the forms of Convertible Note and Warrant filed as Exhibits 4.1 and 4.2, which exhibits are incorporated herein by reference.

This description does not constitute an offer to sell or the solicitation of an offer to buy any securities.  The Convertible Notes and Warrants sold in the private placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or applicable state securities laws.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above, which discussion is incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

See discussion under Item 1.01 above, which discussion is incorporated by reference herein.

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 7, 2009 Stacy Richter resigned from the Vemics board of directors.

Item 9.01. Financial Statements and Exhibits

Exhibit No.
4.1	Form of Convertible Note of Vemics, Inc.
4.2	Form of Warrants issued by Vemics, Inc.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

Date: February 4, 2010	By:	/s/ Fred Zolla
Fred Zolla
Chief Executive Officer